Exhibit 10.2

AMENDMENT NO. 1 TO

SERIES C SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 1 (“Amendment No. 1”) is entered into on August 12, 2026, by and among Evernorth Holdings Inc., a Nevada corporation (“Pubco”), Pathfinder Digital Assets LLC, a Delaware limited liability company (the “Company”), Armada Acquisition Corp. II, a Cayman Islands exempted company (“SPAC”), and Arrington XRP Capital Fund, LP, a Delaware limited partnership (“Subscriber”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Subscription Agreement (as defined below).

WHEREAS, Pubco, the Company, SPAC and Subscriber are party to the Series C Subscription Agreement, dated as of October 19, 2025 (the “Subscription Agreement” and, as amended by this Amendment No. 1, the “Amended Subscription Agreement”);

WHEREAS, Pubco believes it is in the best interests of all parties that certain revisions be made to the terms of the Subscription Agreement; and

WHEREAS, pursuant to Section 11(j) of the Subscription Agreement, the Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties thereto.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Subscription Agreement as follows:

Section 1(b) shall be replaced in its entirety with the following:

“(b) The Subscription Price shall be paid in either cash or XRP, at the Subscriber’s sole election, in such amounts as indicated in Subscriber’s signature page of this Subscription Agreement. For purposes of this Agreement:

(i) “Closing Date Adjustment Factor” means the lesser of (A) the quotient of (x) the Closing Date XRP Token VWAP (as defined below) and (y) the Signing Date XRP Token VWAP (as defined below) and (B) one.

(ii) “Closing Date XRP Token VWAP” means the value of XRP denominated in USD as calculated using the “CME CF XRP-Dollar Reference Rate—New York Variant” benchmark (with the reference ticker XRPUSD_NY) by taking the arithmetic average of the quotes at 4:00 p.m. New York City time for each of the three days immediately preceding the Completion Date.

(iii) “Initial Subscribed Shares” means such number of Shares equal to (A) the quotient of (x) the Subscription Price and (y) the Per Share Price, multiplied by (B) the Closing Date Adjustment Factor.

(iv) “Signing Date XRP Token VWAP” means the volume-weighted average price (“VWAP”) of XRP denominated in USD as quoted on the “CME CF XRP-Dollar Reference Rate—New York Variant” benchmark (with the reference ticker XRPUSD_NY) at 4:00 p.m. New York City time on the day immediately preceding the date on which the BCA is signed (such signing date, the “BCA Signing Date”).

(v) “Subscribed Shares” means such number of Shares equal to (A) the Initial Subscribed Shares plus (B) any Adjustment Shares (as defined below) issuable to the Subscriber in accordance with Section 3 hereof.

(vi) “Subscription Price” means (A) if Subscriber elects to subscribe for the Shares with cash, the amount of cash as is set forth on the signature page hereto or (B) if Subscriber elects to subscribe for the Shares with XRP, such amount (in USD) equal to the product of (x) the amount of XRP as is set forth on the signature page hereto (the “XRP Amount”) and (y) the Signing Date XRP Token VWAP.”

Section 3 shall be replaced in its entirety with the following:

“Section 3. Closing Adjustment. Immediately prior to the Transaction Closing, for purposes of determining the number of Subscribed Shares, Pubco shall calculate the number of Adjustment Shares issuable to the Subscriber. For purposes of this Agreement, if the Closing Date XRP Token VWAP is greater than the Signing Date XRP Token VWAP, “Adjustment Shares” shall mean such number of Shares equal to the product of (i) the number of Initial Subscribed Shares issuable to such Subscriber and (ii) the difference between (1) the quotient of the Closing Date XRP Token VWAP and the Signing Date XRP Token VWAP and (2) one. For the avoidance of doubt, if the Closing Date XRP Token VWAP is less than or equal to the Signing Date XRP Token VWAP, the number of Adjustment Shares shall equal zero. For the avoidance of doubt, no fractional Adjustment Shares shall be issued, and any fractional Adjustment Share otherwise issuable shall be rounded down to the nearest whole share.”

This Amendment No. 1 may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AMENDMENT NO. 1 OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH

RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT NO. 1 OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT NO. 1.

The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Amendment No. 1 must be brought exclusively in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York (collectively, the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Amendment No. 1 may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 11(c) of the Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first above written.

EVERNORTH HOLDINGS INC.

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	President

PATHFINDER DIGITAL ASSETS LLC

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	Chief Executive Officer

ARMADA ACQUISITION CORP. II

By:	/s/ Taryn Jogi Naidu
Name:	Taryn Jogi Naidu
Title:	Chief Executive Officer

ARRINGTON XRP CAPITAL FUND, LP

By:	/s/ Jack Michael Arrington
Name:	Jack Michael Arrington
Title:	Managing Member

[Signature Page to Amendment No. 1 to Series C Subscription Agreement]